Exhibit 16
Perry-Smith LLP
400 Capital Mall, Suite 1200
Sacramento, CA 94814
www. perry-smith.com
(915) 441-1100

November 16, 2011

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K/A of Altair Nanotechnologies Inc. dated November 2, 2011 and filed November 16, 2011 and are in agreement with those statements.

Very truly yours,

/s/ Perry-Smith, LLP

Cc:	Audit Committee Altair Nanotechnologies Inc. Reno, Nevada